		Ê

SWK HOLDINGS	Computershare Trust Company, N.A.
	250 Royall Street
	Canton Massachusetts 02021
	www.computershare.com

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DESIGNATION (IF ANY)
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	Primary Subscription Rights	12345678901234

SWK HOLDINGS CORPORATION NON - TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Incorporated under the laws of the State of Delaware

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS

DATED [_______] [__], 2014 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF

THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM GEORGESON INC., THE INFORMATION AGENT.

Evidencing Non - Transferable Subscription Rights to Purchase Shares of Common Stock of SWK Holdings Corporation

Subscription Price: $[_] per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN TIME, ON [______] [__], 2014, UNLESS EXTENDED BY THE COMPANY

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase [__] share of Common Stock, $0.001 par value per share (the “Common Stock”), of SWK Holdings Corporation, a Delaware corporation, at a subscription price of $[__] per share (the “Basic Subscription Right”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of the SWK Holdings Corporation Subscription Rights Certificates” accompanying this Subscription Rights Certificate. Holders who fully exercise their Basic Subscription Rights are entitled to subscribe for additional shares of Common Stock that remain unsubscribed for as a result of any unexercised Basic Subscription Rights pursuant to the terms and conditions of the Rights Offering, distributed proportionately among stockholders who exercised their over-subscription rights, as described in the Prospectus (the “Over-Subscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by completing Section 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock in accordance with the “Instructions as to Use of the SWK Holdings Corporation Subscription Rights Certificates” that accompany this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar. Witness SWK Holdings Corporation and the signatures of its duly authorized officers.

Dated:
	Chief Executive Officer	Secretary

Holder ID	COY	Class	Rights Qty Issued	Rights Cert #	Primary Shares
123456789	XXXX	Subscription Rights	XXX.XXXXXX	12345678	12345678

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

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                         01R3NG

I hereby irrevocably subscribe for the number of shares of Common Stock indicated on the form and agree to purchase shares of Common Stock in the amount stated on this form on the terms and subject to the conditions specified in the Prospectus relating hereto. Receipt of the Prospectus is hereby acknowledged.

I hereby confirm that after giving effect to the exercise of my Rights, I will not beneficially own, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, more than 4.9% of the Company’s outstanding shares of Common Stock (calculated immediately upon the closing of the rights offering, as described in the Prospectus).

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY
SECTION 1: EXERCISE OF SUBSCRIPTION RIGHTS
To subscribe for shares of Common Stock pursuant to an exercise of all or a portion of your Rights, please complete the following and sign under Section 3 below.

☐	a. EXERCISE OF BASIC	I subscribe for		shares at $		each =
	SUBSCRIPTION RIGHTS:		(No. of new shares)		(Subscription price)	(Amount enclosed)	$

☐	b. EXERCISE OF OVER-	I subscribe for		shares at $		each =
	SUBSCRIPTION PRIVILEGE:		(No. of new shares)		(Subscription price)	(Amount enclosed)	$

NOTE: You may subscribe for additional shares pursuant to your Over-subscription Privilege only if you exercised your Basic Subscription Right in full.

TOTAL AMOUNT ENCLOSED: $

METHOD OF PAYMENT:

☐	CHECK ENCLOSED: Certified check or cashier’s check drawn upon a U.S. bank, or express money order payable to Computershare as Subscription Agent.

☐	FUNDS WIRED: Wire transfer of immediately available funds. For Wiring instructions, please contact the Information Agent at the telephone number below.

SECTION 2: SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS

To be completed ONLY if the certificate representing the Common Stock issuable upon exercise of the Rights is to be issued in a name other than that of the registered holder or is to be delivered to an address different from that shown on the face of this Subscription Rights Certificate. Complete the following, sign under Section 3 and have your signature medallion guaranteed under Section 4 below.

Please issue the certificate representing the Common Stock in the following name and \or deliver to the following address:

Print Full Name and Tax ID or Social Security Number and Address

SECTION 3: SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares of Common Stock indicated above on the terms and conditions specified in the Prospectus.

Signature(s): _______________________________________________________________________________________________

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any change whatsoever.

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name: ___________________________________________________________________________________________________

Capacity: ________________________________ Tax ID or Social Security Number: _______________________________________

SECTION 4: MEDALLION SIGNATURE GUARANTEE

YOU MUST HAVE YOUR SIGNATURE(S) GUARANTEED IF YOU HAVE COMPLETED ANY PORTION OF SECTION 2

Signature Guaranteed: ______________________________________________________________________________________
(Name of Bank or Firm)

By: ___________________________________________________________________________________________________
(Signature of Officer)

IMPORTANT: Your signature(s) must be guaranteed by an eligible guarantor institution (for example, a bank, stockbroker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, and amended.

PLEASE CONSULT THE “INSTRUCTIONS AS TO THE USE OF THE SUBSCRIPTION RIGHTS CERTIFICATES” ACCOMPANYING THIS SUBSCRIPTION RIGHTS CERTIFICATE. IF YOU HAVE QUESTIONS, PLEASE CONTACT GEORGESON INC., THE INFORMATION AGENT, AT (888) 658-5755, OR YOUR BANK OR BROKER.

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery to an address other than the address listed below will not constitute valid delivery. Delivery by facsimile will not constitute valid delivery.

Overnight Courier: Computershare Attn: Reorganization Department 250 Royall Street Suite V Canton, MA 02021	By Mall: Computershare Attn: Reorganization Department P.O. Box 43011 Providence, RI 02940-3011